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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT


                             Current Report Pursuant
                            to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report:                     December 12, 1997
Date of earliest event reported:    December 7, 1997


                           FIRST AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)


                                    TENNESSEE
                 (State or other jurisdiction of incorporation)


         0-6198                                        62-0799975
(Commission File Number)                               (I.R.S. Employer
                                                       Identification No.)


FIRST AMERICAN CENTER, NASHVILLE, TENNESSEE                   37237-0700
(Address of principal executive offices)                      (Zip Code)



        Registrant's telephone number, including area code (615) 748-2000



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Item 5.   Other Event

               On December 7, 1997, First American Corporation, a corporation organized and existing under the laws of the State of Tennessee ("FATN"), and Deposit Guaranty Corp., a corporation organized and existing under the laws of the State of Mississippi ("DEP"), and each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which DEP will be merged with and into FATN (the "Merger"). The Board of Directors of both FATN and DEP approved the Merger Agreement and the transactions contemplated thereby at their respective meetings held on December 7, 1997.

               Under the terms of the agreement, DEP shareholders will receive, in a tax-free exchange, 1.17 shares of FATN common stock for each share of DEP common stock. The value of the transaction is $2.7 billion and represents an exchange value of $64.06 for each common share of DEP, based on FATN's closing share price of $54.75 on Friday, December 5, 1997. The merger will be accounted for as a pooling-of-interests.

               On December 8, 1997, FATN and DEP issued a joint press release and gave a joint investor presentation with respect to the Merger. The press release and written investor presentation are included as Exhibits 99.1 and 99.2 hereto, and are hereby incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

               The following exhibits are filed as part of this report:

Exhibit No.                Description
----------                 -----------
  99.1              Press Release dated December 8, 1997
  99.2              Investor Presentation dated December 8, 1997

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      FIRST AMERICAN CORPORATION
                                      (Registrant)


Date:    December 12, 1997            /s/ Mary Neil Price
                                      -------------------
                                      Name:  Mary Neil Price
                                      Title:   Executive Vice President, General
                                               Counsel and Corporate Secretary


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EXHIBIT INDEX

Exhibit No:                Description
-----------                -----------
99.1                       Press Release dated December 8, 1997
99.2                       Investor Presentation dated December 8, 1997